 GLOBALSTAR ANNOUNCES 2016 FOURTH QUARTER AND ANNUAL RESULTS

Covington, LA - (February 23, 2017) - Globalstar, Inc. (NYSE MKT: GSAT) today announced financial and operating results for the fourth quarter and year ended December 31, 2016.

Jay Monroe, Chairman and CEO of Globalstar, commented, “During 2016, we reached one of the most significant milestones in Globalstar's history when the FCC adopted a Report and Order that will enable us to provide terrestrial authority over our 11.5 MHz of licensed 2.4 GHz spectrum. Obtaining this Report and Order was a long and difficult process, and we thank all participants that helped bring it to a successful conclusion. We are now aggressively pursuing similar terrestrial authority in numerous international jurisdictions."

Mr. Monroe continued “2016 was also a pivotal year for our core MSS business as we completed the multi-year process of upgrading our gateways with second-generation infrastructure together with our partners at Hughes and Ericsson. With these enhancements, we will be able to support products with faster data speeds, improved performance and expanded applications. We also showed meaningful financial growth with a 7% increase in total revenue as we continue to grow our subscriber base and improve ARPU. Service revenue, up 12% during 2016, contributed meaningfully to the improvement in our operating margin. While net income decreased from 2015 due to a non-cash derivative valuation gain recorded during 2015 compared to a loss during 2016, Adjusted EBITDA improved significantly, up 46% during 2016. This increase was driven by the Company’s ability to leverage higher service revenue with a near constant operating cost base."

FOURTH QUARTER FINANCIAL REVIEW

Revenue

Total revenue for the fourth quarter of 2016 increased by $1.6 million, or 7%, from the fourth quarter of 2015. This increase was driven primarily by higher service revenue reflecting increased ARPU across all types of services. This increase in service revenue was offset partially by a decrease in revenue generated from subscriber equipment sales due primarily to the Company selling fewer Simplex units during the three months ended December 31, 2016.

Service revenue increased $2.6 million, or 14%, in the fourth quarter of 2016 compared to the fourth quarter of 2015. This increase was driven primarily by growth in Duplex and SPOT service revenue, which increased $1.3 million and $1.1 million, respectively. Higher Duplex ARPU, resulting from price increases as well as increased revenue from annual, usage-based plans, was the primary driver of the increase in Duplex service revenue. The Company raised prices for certain legacy rate plans during 2016 to align these rates with current service plan offerings. Additionally, over the past several quarters a higher percentage of new subscribers have selected annual, usage-based plans, which frequently results in the deferral of revenue for unused minutes until the anniversary date of these customers' contracts. The increase in SPOT service revenue was propelled by growth in ARPU due primarily to rate plan increases and in average subscribers due to higher activations. Also contributing to the increase in service revenue was Simplex service revenue, which was up $0.5 million, offset partially by a decrease in other service revenue of $0.3 million. These fluctuations were due primarily to a reclassification of activation fees during 2016.

Subscriber equipment sales revenue declined $1.0 million to $3.0 million in the fourth quarter of 2016 from $4.0 million the fourth quarter of 2015 due primarily to a $0.7 million decrease in Simplex equipment sales revenue. This decrease was driven primarily by a decline in the number of Simplex units sold reflecting the downturn in the oil and gas industry, which has negatively impacted the Simplex business due to the concentration of customers operating in this industry. Also contributing to the total decline in subscriber equipment sales revenue was a decrease of $0.2 million in Duplex equipment sales revenue. During 2015, the Company launched a successful sales promotion and reduced the selling price of Duplex handsets, resulting in an increase in demand and a higher volume of units sold in 2015.

Loss from Operations

Loss from operations increased $0.9 million, or 6%, from $16.8 million in the fourth quarter of 2016 compared to $15.9 million in the fourth quarter of 2015. This increase was due to a $2.5 million increase in operating expenses driven primarily by higher non-cash compensation of $1.0 million, offset partially by a $1.6 million increase in total revenue for reasons previously discussed.

Net Loss

Net loss was $117.2 million for the fourth quarter of 2016 compared to net loss of $26.8 million for the fourth quarter of 2015. This increase resulted primarily from higher non-cash derivative losses of $90.1 million. This fluctuation resulted primarily from changes in certain valuation inputs during the respective periods, including stock price, stock price volatility, discount rate and remaining estimated term of the instruments.

Adjusted EBITDA

Adjusted EBITDA for the quarters ended December 31, 2016 and 2015 was $5.1 million and $4.6 million, respectively. This 11% increase in Adjusted EBITDA was due to a $1.6 million increase in revenue offset partially by a $1.1 million increase in expenses (excluding EBITDA adjustments). The increase in expenses during the fourth quarter of 2016 resulted primarily from higher cost of services and management, general and administrative (MG&A) expenses, offset partially by lower cost of subscriber equipment sales. The $0.6 million increase in cost of services was due to higher maintenance costs of $0.4 million to support the second-generation ground network as the Company accepted the work performed to upgrade its gateways during the fourth quarter 2016. The $0.8 million increase in MG&A expenses resulted primarily from efforts to support continued product sales, including commissions and advertising, as well as higher personnel costs as the Company expanded its management and global sales teams in early 2016. The $0.3 million decrease in cost of subscriber equipment sales was due to a lower volume of Simplex and Duplex units sold in the fourth quarter of 2016.

ANNUAL FINANCIAL REVIEW

Revenue

Total revenue increased $6.4 million, or 7%, to $96.9 million during 2016. This increase was due to higher service revenue of $9.0 million driven by growth in average subscriber base and increases in ARPU across all core revenue streams. Successful sales promotions for Duplex and SPOT products contributed meaningfully to average subscriber growth of 5% and 7%, respectively, from 2015 to 2016. Higher Duplex and SPOT ARPU, which drove over half of the increase in total service revenue, was due to new subscribers joining the network at higher rates than current ARPU levels as well as rate plan increases for legacy subscribers. The increase in service revenue was offset partially by a $2.6 million decrease in revenue from subscriber equipment sales resulting primarily from a lower volume of Simplex and Duplex units sold during 2016.

Loss from Operations

Loss from operations decreased $2.9 million, or 4%, during 2016 due to a $6.4 million increase in total revenue offset partially by a $3.5 million increase in operating expenses. This 2% increase in operating expenses was driven primarily by non-cash items, including $1.9 million higher non-cash compensation and a $1.1 million legal settlement paid in common stock.

Net Income (Loss)

Net loss was $132.6 million for 2016 compared to net income of $72.3 million for 2015 due primarily to the fluctuation in derivative liabilities during the respective periods. The Company recorded a derivative gain of $181.9 million in 2015 compared to a derivative loss of $41.5 million in 2016.

Adjusted EBITDA

Adjusted EBITDA increased 46% to $20.5 million during 2016 from $14.1 million in 2015. The increase was driven primarily by a $6.4 million increase in total revenue (for reasons previously discussed) as 2016 operating expenses (excluding EBITDA adjustments) were relatively flat compared to the prior year.

CONFERENCE CALL
The Company will conduct an investor conference call on February 23, 2017 at 5:00 p.m. ET to discuss the 2016 fourth quarter and annual financial results.

Details are as follows:
Conference Call:
5:00 p.m. ET
Investors and the media are encouraged to listen to the call through the Investor Relations section of the Company's website at www.globalstar.com/investors. If you would like to participate in the live question and answer session following the Company's conference call, please dial 1 (888) 771-4371 (US and Canada), 1 (847) 585-4405 (International) and use the participant pass code 44088381.

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. ET on February 23, 2017. Dial: 1 (888) 843-7419 (US and Canada), 1 (630) 652-3042 (International) and pass code 4408 8381#.

About Globalstar, Inc.
Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, SCADA and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.

Note that all SPOT products described in this press release are the products of SPOT LLC, a subsidiary of Globalstar, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information, visit www.globalstar.com.

Investor contact information: investorrelations@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our expectations with respect to actions by the FCC, future increases in our revenue and profitability and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Service revenues	$21,398	$18,757	$83,069	$74,124
Subscriber equipment sales	2,997	4,010	13,792	16,366
Total revenue	24,395	22,767	96,861	90,490
Operating expenses:
Cost of services (exclusive of depreciation, amortization and accretion shown separately below)	8,007	7,393	31,908	30,615
Cost of subscriber equipment sales	2,432	2,786	9,907	11,814
Marketing, general and administrative	10,845	8,988	40,982	37,418
Reduction in the value of long-lived assets	350	—	350	—
Depreciation, amortization and accretion	19,565	19,513	77,390	77,247
Total operating expenses	41,199	38,680	160,537	157,094
Loss from operations	(16,804)	(15,913)	(63,676)	(66,604)
Other income (expense):
Loss on extinguishment of debt	—	—	—	(2,254)
Gain (loss) on equity issuance	51	(831)	2,400	(6,663)
Interest income and expense, net of amounts capitalized	(8,932)	(9,074)	(35,952)	(35,854)
Derivative gain (loss)	(91,668)	(1,556)	(41,531)	181,860
Other	151	1,501	(430)	3,229
Total other income (expense)	(100,398)	(9,960)	(75,513)	140,318
Income (loss) before income taxes	(117,202)	(25,873)	(139,189)	73,714
Income tax expense (benefit)	19	943	(6,543)	1,392
Net income (loss)	$(117,221)	$(26,816)	$(132,646)	$72,322

Income (loss) per common share:
Basic	$(0.11)	$(0.03)	$(0.12)	$0.07
Diluted	(0.11)	(0.03)	(0.12)	0.07

Weighted-average shares outstanding:
Basic	1,086,631	1,037,880	1,064,443	1,020,149
Diluted	1,086,631	1,037,880	1,064,443	1,230,394

GLOBALSTAR, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss)	$(117,221)	$(26,816)	$(132,646)	$72,322

Interest income and expense, net	8,932	9,074	35,952	35,854
Derivative (gain) loss	91,668	1,556	41,531	(181,860)
Income tax expense (benefit)	19	943	(6,543)	1,392
Depreciation, amortization, and accretion	19,565	19,513	77,390	77,247
EBITDA	2,963	4,270	15,684	4,955

Impairment of spectrum license asset	350	—	350	—
Non-cash compensation	2,022	1,007	5,364	3,441
Foreign exchange and other	(151)	(1,501)	430	(3,229)
Loss on extinguishment of debt	—	—	—	2,254
(Gain) loss on equity issuance	(51)	831	(2,400)	6,663
Legal settlement paid in stock	—	—	1,094	—
Adjusted EBITDA (1)	$5,133	$4,607	$20,522	$14,084

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-recurring charges as applicable. Management uses Adjusted EBITDA in order to manage the Company's business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income/(loss). These terms, as defined by us, may not be comparable to similarly titled measures used by other companies. In light of recent SEC guidance on the use of non-GAAP measures, the Company has recast Adjusted EBITDA in current and prior periods.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance. The Company believes it best reflects changes across time in the Company's performance, including the effects of pricing, cost control and other operational decisions. The Company's management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget. The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company's operations. Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company's operating performance has material limitations. Because of these limitations, the Company's management does not view Adjusted EBITDA in isolation and also uses other measurements, such as revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(In thousands, except subscriber and ARPU data)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
	Service	Equipment	Service	Equipment	Service	Equipment	Service	Equipment
Revenue
Duplex	$8,118	$733	$6,795	$964	$31,848	$3,877	$27,367	$4,911
SPOT	9,905	1,270	8,840	1,118	38,157	5,321	33,495	5,059
Simplex	2,702	928	2,190	1,666	10,005	3,765	9,088	5,327
IGO	253	137	223	226	907	843	799	971
Other	420	(71)	709	36	2,152	(14)	3,375	98
	$21,398	$2,997	$18,757	$4,010	$83,069	$13,792	$74,124	$16,366

Average Subscribers
Duplex	76,256		76,320		75,925		72,205
SPOT	277,317		263,959		272,006		253,108
Simplex	297,712		305,467		300,055		295,363
IGO	38,809		38,886		38,618		38,847

ARPU (1)
Duplex	$35.49		$29.68		$34.96		$31.59
SPOT	11.91		11.16		11.69		11.03
Simplex	3.03		2.39		2.78		2.56
IGO	2.17		1.90		1.96		1.71

(1)
Average monthly revenue per user (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per user as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company's industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company's statement of operations. The Company believes that average monthly revenue per user provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.